Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, “Financial Statement Experts” and “Representations and Warranties” in the Combined Information Statement/Prospectus included in this Registration Statement (Form N-14) of Transamerica Funds.

We also consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, each dated March 1, 2023, each included in Post-Effective Amendment No. 308 to the Registration Statement (Form N-1A, File No. 033-02659) of Transamerica Funds, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Information Statement/Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated December 23, 2022, with respect to the financial statements and financial highlights of Transamerica Inflation-Protected Securities and Transamerica Inflation Opportunities (two of the funds constituting Transamerica Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 25, 2023